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                                                                Exhibit 11(c)(2)


                                   TENDER AGREEMENT
                                   ----------------

         TENDER AGREEMENT, dated as of October 9, 1997, among BORDEN CHEMICAL, INC., a Delaware corporation (the "PARENT"), MC MERGER CORP., a Delaware corporation and a wholly owned subsidiary of the Parent (the "SUB"), and CHEMFIRST INC., a Mississippi corporation (the "SELLER").

                                       RECITALS
                                       --------

         Concurrently herewith, the Parent, the Sub and Melamine Chemicals, Inc., a Delaware corporation (the "COMPANY"), are entering into an Agreement and Plan of Merger dated the date hereof (the "MERGER AGREEMENT"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement), pursuant to which the Sub agrees to make a tender offer (the "OFFER") for all outstanding shares of common stock, $.01 par value per share (collectively "COMPANY COMMON STOCK"), of the Company, at $20.50 per share, net to the seller in cash, to be followed by a merger (the "MERGER") of the Sub with and into the Company.

         As of the date hereof, the Seller beneficially owns directly 1,275,000 shares of Company Common Stock (the "EXISTING SHARES" and, together with any shares of Company Common Stock acquired after the date hereof and prior to the termination hereof, whether upon the exercise of options, conversion of convertible securities or otherwise, the "SHARES").

         As a condition to their willingness to enter into the Merger Agreement and make the Offer, the Parent and the Sub have required that the Seller agree, and the Seller has agreed, to tender the Shares in the Offer and grant a proxy to vote all of the Shares owned by the Seller on the terms and conditions provided for herein.

                                      AGREEMENT
                                      ---------

         To implement the foregoing and in consideration of the mutual agreements contained herein, the parties agree as follows:

         1. AGREEMENT TO TENDER AND VOTE; PROXY. (a) TENDER. The Seller hereby agrees to validly tender pursuant to the Offer and not withdraw all Shares.

         (b) VOTING. The Seller hereby agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, or in any written consent in lieu thereof, the Seller shall (i) vote the Shares in favor of the Merger; (ii) vote the Shares against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (iii) vote the Shares against any action or agreement (other than the Merger Agreement or the transactions


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contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger or the Offer, including, but not limited to:
(A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company and its subsidiaries; (B) a sale or transfer of a material amount of assets of the Company and its subsidiaries or a reorganization, recapitalization or liquidation of the Company and its subsidiaries; (C) any change in the management or board of directors of the Company, except as otherwise agreed to in writing by the Sub; (D) any material change in the present capitalization or dividend policy of the Company; or (E) any other material change in the Company's corporate structure or business.

         (c) PROXY. The Seller hereby grants to the Parent, and to each officer of the Parent, a proxy to vote the Shares as indicated in Section 1(b). The Seller intends this proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by the Seller with respect to the Shares.

         2. EXPIRATION. This Agreement, the Parent's right to vote the Shares covered hereby and the Seller's obligation to tender pursuant hereto shall terminate on the Expiration Date. As used herein, the term "EXPIRATION DATE" means the first to occur of (a) the Effective Time, (b) the termination of the Merger Agreement, (c) written notice of termination of this Agreement by the Parent to the Seller and (d) the date which is 180 days after the date hereof.

         3. REPRESENTATION. (a) REPRESENTATIONS OF THE PARENT AND THE SUB. The Parent and the Sub, jointly and severally, hereby represent to the Seller as follows:

         (i) AUTHORITY RELATIVE TO AGREEMENT. Each of the Parent and the Sub has the necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by each of the Parent and the Sub and this Agreement constitutes the legal, valid and binding agreement of the Parent and the Sub.

         (ii) NO CONFLICT. The execution and delivery of this Agreement by the Parent and the Sub do not, and the performance by the Parent and the Sub of their obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or require any notification or consent or approval under, any of the terms, conditions or provisions of (A) the certificate of

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    incorporation or by-laws of the Parent or any of its subsidiaries, or (B)
    subject to the premerger notification requirements of the HSR Act, and the requirements of the Securities Act, the Exchange Act and any relevant national securities exchange, (1) any Law or Order applicable to the Parent or any of its subsidiaries or any of their respective assets or properties, or (2) any Contracts to which the Parent or any of its subsidiaries is a party or by which the Parent or any of its subsidiaries or any of their respective assets or properties is bound, except with respect to the foregoing clause (B), those which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (as defined in Section 7(h)) with respect to the Parent.

         (b) REPRESENTATIONS OF THE SELLER. The Seller hereby represents to the Parent and the Sub as follows:

         (i) AUTHORITY RELATIVE TO AGREEMENT. The Seller has the necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Seller and this Agreement constitutes the legal, valid and binding agreement of the Seller.

         (ii) OWNERSHIP OF SHARES. On the date hereof, the Existing Shares are owned of record or beneficially by the Seller and, on the date hereof, the Existing Shares constitute all of the shares of Company Common Stock owned of record or beneficially by the Seller. The Seller has sole voting power and sole power of disposition with respect to all of the Existing Shares, with no restrictions, subject to applicable federal securities laws, on the Seller's rights of disposition pertaining thereto.

         (iii) NO CONFLICT. The execution and delivery of this Agreement by the Seller do not, and the performance by the Seller of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or require any notification or consent or approval under, any of the terms, conditions or provisions of (A) the certificate of incorporation or by-laws of the Seller, or (B) subject to the premerger notification requirements of the HSR Act, and the requirements of the Securities Act, the Exchange Act and any relevant national securities exchange, (1) any Law or Order applicable to the Seller or any of its assets or properties, or (2) any Contracts to which the Seller is a party or by which the Seller or any of its assets or properties is bound, except with respect to the foregoing clause (B), those which, individually or in the

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    aggregate, could not reasonably be expected to have a Material Adverse
    Effect with respect to the Seller.

         4. CERTAIN COVENANTS OF THE SELLER. Except in accordance with the terms of this Agreement, the Seller hereby covenants and agrees as follows:

         (a) NO SOLICITATION. From and after the date hereof, the Seller shall not, directly or indirectly, solicit, initiate, encourage (including by way of furnishing information), or take any other action to facilitate, any inquiry or the making of any proposal or offer which constitutes, or may reasonably be expected to lead to, any Takeover Proposal from any person. From and after the date hereof, the Seller shall use reasonable efforts to prevent any of its directors (in their actions solely on behalf of the Seller), officers (in their actions solely on behalf of the Seller), attorneys and financial advisors from, directly or indirectly, soliciting, initiating, encouraging (including by way of furnishing information), or taking any other action to facilitate, any inquiry or the making of any proposal or offer which constitutes, or may reasonably be expected to lead to, any Takeover Proposal from any person.

         (b) RESTRICTION ON TRANSFER, PROXIES AND NON-INTERFERENCE. The Seller hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares or (ii) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares or (iii) take any action that would make any representation or warranty of the Seller contained herein untrue or incorrect or have the effect of preventing or disabling the Seller from performing its obligations under this Agreement.

         (c) ADDITIONAL SHARES. The Seller hereby agrees, while this Agreement is in effect, to promptly notify the Parent of the number of any new shares of Company Common Stock acquired by the Seller, if any, after the date hereof.

         5. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         6. STOP TRANSFER ORDER. In furtherance of this Agreement, concurrently herewith, the Seller shall and hereby

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does authorize the Company's counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Existing Shares (and that this Agreement places limits on the voting and transfer of such shares).

         7. MISCELLANEOUS. (a)  ENTIRE AGREEMENT; ASSIGNMENT.  This Agreement
(i) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by the Seller without the consent of Parent (which consent shall not be unreasonably withheld) or by Parent or Sub, PROVIDED that the Parent or Sub may assign its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of the Parent, but no such assignment shall relieve the Parent of its obligations hereunder if such assignee does not perform such obligations.

         (b) AMENDMENTS. This Agreement may be amended, supplemented or modified by action taken by the respective Boards of Directors of the parties hereto at any time prior to the Effective Time. No such amendment, supplement or modification shall be effective unless set forth in a written instrument duly executed by each party hereto.

         (c) NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or by a nationally recognized overnight delivery service, or transmitted by facsimile transmission (with confirmation of receipt), or five days after dispatch by registered or certified mail, postage prepaid, addressed to the parties at the following addresses or facsimile numbers:

         If to the
         Seller:        ChemFirst Inc.
                        700 North Street
                        P.O. Box 1249
                        Jackson, MS  39215-1249
                        Attention:  General Counsel
                        Facsimile:  601-949-0292

         If to the
         Parent or
         the Sub:       Borden Chemical Holdings, Inc.
                        180 East Broad Street
                        Columbus, Ohio  43215
                        Attention:  Lawrence L. Dieker, Esq.,
                                       Vice President, General
                                       Counsel and Secretary
                        Facsimile:  614-225-4238

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                                                                               6


         with copies
         to:            Borden, Inc.
                        180 East Broad Street
                        Columbus, Ohio  43215
                        Attention:  William F. Stoll, Jr., Esq.,
                                       Senior Vice President and
                                       General Counsel
                        Facsimile:  614-627-8374

                   and

                        Simpson Thacher & Bartlett
                        425 Lexington Avenue
                        New York, New York  10017
                        Attention:  David J. Sorkin, Esq.
                        Facsimile:  212-455-2502

or such other address as shall be furnished in writing by any party.

         (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

         (e) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

         (f) COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         (g) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience only and do not constitute a part of this Agreement.

         (h) MATERIAL ADVERSE EFFECT. The term "MATERIAL ADVERSE EFFECT" means, when used with respect to Parent or Seller, a material adverse effect on the ability of such party to perform its obligations hereunder or to consummate the transactions contemplated hereby.

         (i) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law

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but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.



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         IN WITNESS WHEREOF, the Parent, the Sub and the Seller have caused this Agreement to be duly executed as of the day and year first above written.

                                  BORDEN CHEMICAL, INC.



                                  By:/s/ Joseph M. Saggese
                                     ----------------------------------
                                     Name:   Joseph M. Saggese
                                     Title:  Chairman of the Board,
                                             President and Chief
                                             Executive Officer

                                  MC MERGER CORP.



                                  By: /s/ James O. Stevning
                                     ----------------------------------
                                     Name:  James O. Stevning
                                     Title: President

                                  CHEMFIRST INC.



                                  By: /s/ J. Kelly Williams
                                     ----------------------------------
                                     Name:  J. Kelly Williams
                                     Title: Chairman of the Board and
                                            CEO